                                                                      Ex - 10.18

                        FIRST LOAN MODIFICATION AGREEMENT

     This First Loan Modification Agreement is entered into as of March 26, 1999, by and between EPRISE CORPORATION, formerly known as NovaLink USA Corporation, a Delaware corporation with its principal place of business at 1671 Worcester Road, Framingham, Massachusetts 01701 ("Borrower") and SILICON VALLEY BANK, a California-chartered bank ("Bank"), with its principal place of business at 3003 Tasman Drive, Santa Clara, CA 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, MA 02481, doing business under the name "Silicon Valley East".

1. DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to a loan arrangement dated as of January 28, 1998, evidenced by, among other documents, a certain Loan and Security Agreement dated as of January 28, 1998 (the "Loan Agreement"). The Loan Agreement established in favor of the Borrower: (i) a revolving line of credit in the maximum principal amount of Eight Hundred Thousand Dollars ($800,000.00) (the "Committed Revolving Line"), and (ii) an equipment line of credit in the maximum principal amount of Four Hundred Thousand Dollars ($400,000.00) (the "1998 Committed Equipment Line"). Capitalized terms used but not otherwise defined herein shall have the same meaning as in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the "Indebtedness".

2. DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement (together with any other collateral security granted to Bank, the "Security Documents").

Hereinafter, the Security Documents, together with all other documents evidencing or securing the Indebtedness shall be referred to as the "Existing Loan Documents".

3.   DESCRIPTION OF CHANGE IN TERMS.

     A.   Modification(s) to Loan Agreement.

          1. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Borrowing Base" means an amount equal to Seventy-Five percent (75.0%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower."


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               and inserting in lieu thereof the following:

                    ""Borrowing Base" means an amount equal to Eighty percent (80.0%) of Eligible Accounts, as determined by Bank with reference to the most recent Borrowing Base Certificate delivered by Borrower."

          2. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Committed Revolving Line" means a credit extension of up to Eight Hundred Thousand Dollars ($800,000.00)."

               and inserting in lieu thereof the following:

                    ""Committed Revolving Line" means a credit extension of up to One Million Dollars ($1,000,000.00)."

          3. The Loan Agreement shall be amended by inserting immediately after the definition of "Material Adverse Effect" appearing in
               Section 1.1 thereof the following definition:

                    ""Maturity Date" means, as applicable, (i) the Revolving Maturity Date for Advances pursuant to Section 2.1.1; (ii) the Equipment Maturity Date for Equipment Advances pursuant to Section 2.1.2; and (iii) the 1999 Equipment Maturity Date for Equipment Advances pursuant to Section 2.1.3."

          4. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Equipment Advance" has the meaning set forth in Section 2.1.2."

               and inserting in lieu thereof the following:

                    ""Equipment Advance" or "Equipment Advances" shall mean any advance made hereunder pursuant to Sections 2.1.2 and 2.1.3."

          5. All references to "Committed Equipment Line" in the Loan Agreement shall mean and refer to the "1998 Committed Equipment Line".

          6. The Loan Agreement shall be amended by inserting immediately after the definition of "Negotiable Collateral" appearing in
               Section 1.1 thereof the following definitions:

                    ""1999 Committed Equipment Line" means a credit extension of up to Five Hundred Thousand Dollars ($500,000.00).

                    "1999 Equipment Availability End Date" has the meaning set forth in Section 2.1.3.

                    "1999 Equipment Maturity Date" means that date which is thirty-six (36) months after the 1999 Equipment Availability End Date."

          7. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Payment Date" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Revolving Maturity Date."

               and inserting in lieu thereof the following:

                    ""Payment Date" means the first calendar day of each month commencing on the first such date after the Closing Date and ending on the Maturity Date."

          8. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Quick Assets" means, as of any applicable date, the consolidated cash and accounts receivable of Borrower."

               and inserting in lieu thereof the following:

                    ""Quick Assets" means, as of any applicable date, the consolidated cash and accounts receivable (not greater than ninety (90) days from invoice date) of Borrower."

          9. The Loan Agreement shall be amended by deleting the following definition appearing in Section 1.1 thereof:

                    ""Revolving Maturity Date" means the date which is one day prior to one year from the Closing Date."


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               and inserting in lieu thereof the following:

                    ""Revolving Maturity Date" means March ____, 2000."

          10. Section 2.1.2 of the Loan Agreement shall be retitled as "1998 Equipment Advances".

          11. All Equipment Advances currently amortizing under the 1998 Committed Equipment Line shall continue to be repaid as provided in Section 2.1.2. The outstanding principal balance of all Equipment Advances made pursuant to Section 2.1.2, as of March 4, 1999, is Two Hundred Twenty-Nine Thousand One Hundred Ten and 97/100 Dollars ($229,110.97).

          12.  The Loan Agreement shall be amended by inserting after Section
               2.1.2 thereof the following new section entitled "1999 Equipment Advances":

                    "2.1.3 1999 Equipment Advances.

               (a) Subject to and upon the terms and conditions of this Agreement, at any time through December _____, 1999 (the "1999 Equipment Availability End Date"), Bank agrees to make Equipment Advances (each an "Equipment Advance" and collectively, the "Equipment Advances") to Borrower under this Section 2.1.3 in an aggregate outstanding amount not to exceed the 1999 Committed Equipment Line. To evidence the Equipment Advances, Borrower shall deliver to Bank, at the time of each Equipment Advance request, an invoice for the equipment to be purchased. The Equipment Advances made pursuant to this Section 2.1.3 shall be used only to finance Equipment purchased after June 30, 1998 and shall not exceed One Hundred Percent (100%) of the invoice amount of such equipment approved from time to time by Bank, excluding taxes, shipping, warranty charges, freight discounts and installation expense. Software may only constitute up to Two Hundred Thousand Dollars ($200,000.00) of aggregate Equipment Advances under this Section 2.1.3.

               (b) Interest shall accrue from the date of each Equipment Advance made pursuant to this Section 2.1.3 at a per annum rate equal to the aggregate of the Prime Rate, plus One and One Half percent (1.50%), and shall be payable monthly on the Payment Date of each month through the month in which the 1999 Equipment Availability End Date falls. Any Equipment Advances


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               made pursuant to this Section 2.1.3 that are outstanding on the
               1999 Equipment Availability End Date will be payable in thirty-six (36) equal monthly installments of principal, plus all accrued interest, beginning on the Payment Date of each month following the 1999 Equipment Availability End Date and ending on the 1999 Equipment Maturity Date. Equipment Advances, once repaid, may not be reborrowed.

               (c) When Borrower desires to obtain an Equipment Advance, Borrower shall notify Bank (which notice shall be irrevocable) by facsimile transmission to be received no later than 3:00 p.m. Eastern time one (1) Business Day before the day on which the Equipment Advance is to be made. Such notice shall be substantially in the form of Exhibit B. The notice shall be signed by a Responsible Officer or its designee and include a copy of the invoice for the Equipment to be financed."

          13. The Loan Agreement shall be amended by deleting the following text appearing as the first sentence of Section 2.7 thereof entitled "Term":

                    "Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the later of the Revolving Maturity Date or the Equipment Maturity Date."

               and inserting in lieu thereof the following:

                    "Except as otherwise set forth herein, this Agreement shall become effective on the Closing Date and, subject to Section 12.7, shall continue in full force and effect for a term ending on the Maturity Date."

          14. The Loan Agreement shall be amended by deleting the following text appearing as the second paragraph of Section 6.3 thereof entitled "Financial Statements, Reports, Certificates":

                    "Unless there are no amounts borrowed or outstanding under the Committed Revolving Line, within fifteen (15) days after the last day of each month, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable."


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               and inserting in lieu thereof the following:

                    "Within twenty-five (25) days after the last day of each month with respect to which either (i) Obligations under the Committed Revolving Line are outstanding, or (ii) Advances were made, Borrower shall deliver to Bank a Borrowing Base Certificate signed by a Responsible Officer in substantially the form of Exhibit C hereto, together with aged listings of accounts receivable."

          15. The Loan Agreement shall be amended by deleting the following text appearing as the fourth paragraph of Section 6.3 thereof entitled "Financial Statements, Reports, Certificates":

                    "Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted no more often than every six (6) months unless an Event of Default has occurred and is continuing."

               and inserting in lieu thereof the following:

                    "Bank shall have a right from time to time hereafter to audit Borrower's Accounts at Borrower's expense, provided that such audits will be conducted: (a) no more often than every six (6) months (or less frequently at the Bank's sole discretion), and (b) only when (i) Obligations under the Committed Revolving Line are outstanding or (ii) Advances were made during the preceding six (6) month period. Notwithstanding the foregoing, the Bank shall have the right to audit Borrower's Accounts at Borrower's expense at any time after the occurrence of an Event of Default."

          16. The Loan Agreement shall be amended by deleting the following text appearing as Sections 6.8, 6.9, 6.10, 6.11 and 6.12 thereof:

                    "6.8 Liquidity. Borrower shall maintain, as of the last day of each calendar month, Unrestricted Cash plus amounts available to be borrowed under the Committed Revolving Line in an amount not less than Seven Hundred Thousand Dollars ($700,000.00).

                    6.9 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick


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                    Assets to Current Liabilities minus any deferred maintenance revenue of at least 1.3 to 1.0.

                    6.10 Net Income/Loss. Borrower shall maintain, as of the last day of each fiscal quarter of the Borrower, a maximum net loss of: (i) One Million Nine Hundred Thousand Dollars ($1,900,000.00) for the fiscal quarter ending February 28, 1998; (ii) One Million Four Hundred Thousand Dollars ($1,400,000.00) for the fiscal quarter ending May 31, 1998;
                    (iii) Five Hundred Thousand Dollars ($500,000.00) for the fiscal quarter ending August 31, 1998; and (iv) Five Hundred Thousand Dollars ($500,000.00) for the fiscal quarter ending November 30, 1998 and each fiscal quarter thereafter.

                    6.11 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than Seven Hundred Thousand Dollars ($700,000.00).

                    6.12 Further Assurances. At any time and from time to time Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement."

               and inserting in lieu thereof the following:

                    "6.8 Adjusted Quick Ratio. Borrower shall maintain, as of the last day of each calendar month, a ratio of Quick Assets to Current Liabilities minus any deferred revenue of the Borrower of at least 1.50 to 1.0.

                    6.9 Tangible Net Worth. Borrower shall maintain, as of the last day of each calendar month, a Tangible Net Worth of not less than: (i) Three Million Five Hundred Thousand Dollars ($3,500,000.00) for each month through the month ending March 31, 1999, (ii) One Million Seven Hundred Fifty Thousand Dollars ($1,750,000.00) for the months ending April 30, 1999, May 31, 1999, and June 30, 1999, (iii) One Million
                    Four Hundred Thousand Dollars ($1,400,000.00) for the months ending July 31, 1999, August 31, 1999, and September 30, 1999, and (iv) One Million Dollars ($1,000,000.00) for each month thereafter.


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                    6.10 Further Assurances. At any time and from time to time
                    Borrower shall execute and deliver such further instruments and take such further action as may reasonably be requested by Bank to effect the purposes of this Agreement."

          17. The Loan Agreement shall be amended by deleting the following text appearing as paragraph (a) of Section 8.2 entitled "Covenant Default":

                    "(a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8, 6.9, 6.10 or 6.11 or violates any of the covenants contained in Article 7 of this Agreement;"

               and inserting in lieu thereof the following:

                    "(a) If Borrower fails to perform any obligation under Sections 6.3, 6.6, 6.7, 6.8 or 6.9 or violates any of the covenants contained in Article 7 of this Agreement;"

          18. The Bank acknowledges that Borrower has changed its fiscal year end to December 31.

          19. The Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and conditions of a certain Negative Pledge Agreement dated as of December 5, 1997 between Borrower and Bank, and acknowledges, confirms and agrees that said Negative Pledge Agreement shall remain in full force and effect.

          20. The Borrowing Base Certificate appearing as Exhibit C to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit A hereto.

          21. The Compliance Certificate appearing as Exhibit D to the Loan Agreement is hereby replaced with the Compliance Certificate attached as Exhibit B hereto.

4. FEE. Borrower shall pay to Bank a modification fee equal to Five Thousand Five Hundred Dollars ($5,500.00), which fee shall be due on the date hereof and shall be deemed fully earned as of the date hereof.

5. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.


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6.   RATIFICATION OF LOAN DOCUMENTS. Borrower hereby ratifies, confirms, and reaffirms all terms and conditions of all security or other collateral granted to the Bank, and confirms that the indebtedness secured thereby includes, without limitation, the Indebtedness.

7. NO DEFENSES OF BORROWER. Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness.

8. CONTINUING VALIDITY. Borrower understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank's agreement to modifications to the existing Indebtedness pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Indebtedness. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Bank and Borrower to retain as liable parties all makers of Existing Loan Documents, unless the party is expressly released by Bank in writing. No maker will be released by virtue of this Loan Modification Agreement.

9. JURISDICTION/VENUE. Borrower accepts for itself and in connection with its properties, unconditionally, the non-exclusive jurisdiction of any state or federal court of competent jurisdiction in the Commonwealth of Massachusetts in any action, suit, or proceeding of any kind against it which arises out of or by reason of this Loan Modification Agreement; provided, however, that if for any reason Bank cannot avail itself of the courts of the Commonwealth of Massachusetts, then venue shall lie in Santa Clara County, California.

10. COUNTERSIGNATURE. This Loan Modification Agreement shall become effective only when it shall have been executed by Borrower and Bank (provided, however, in no event shall this Loan Modification Agreement become effective until signed by an officer of Bank in California).

     This Loan Modification Agreement is executed as a sealed instrument under the laws of the Commonwealth of Massachusetts as of the date first written above.


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BORROWER:                                     BANK:

EPRISE CORPORATION                                 SILICON VALLEY BANK, doing
                                                   business as SILICON VALLEY
                                                   EAST

By:  /s/ Milton Alpern                             By:  /s/ Dave Rodriguez


Name:  Milton Alpern                               Name: Dave Rodriguez

Title:  Chief Financial Officer                    Title: AVP


                                                   SILICON VALLEY BANK

                                                   By: /s/ Michael Jordan

                                                   Name: Michael Jordan

                                                   Title:  AVP
                                                   (signed in Santa Clara
                                                   County, California)



TCP/
56120/51
369549.2

                                    EXHIBIT A
                           BORROWING BASE CERTIFICATE

Borrower:         EPRISE CORPORATION               Bank:    Silicon Valley Bank

Commitment Amount:         $1,000,000.00

ACCOUNTS RECEIVABLE

         1)       Accounts Receivable Book Value as of              $
         2)       Additions (please explain on reverse)             $
         3)       TOTAL ACCOUNTS RECEIVABLE                            $

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)

         4)       Amounts over 90 days due                          $
         5)       Balance of 50% over 90 day accounts                  $
         6)       Concentration Limits                              $
         7)       Ineligible Foreign Accounts                       $
         8)       Governmental Accounts                                $
         9)       Contra Accounts                                      $
         10)      Promotion or Demo Accounts                           $
         11)      Intercompany/Employee Accounts                       $
         12)      Other (please explain on reverse)                 $
         13)      TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS           $
         14)      Eligible Accounts (#3 minus #13)                  $
         15)      LOAN VALUE OF ACCOUNTS (80.0% of #14)             $

BALANCES

         16)      Maximum Loan Amount                               $
         17)      Total Funds Available [Lesser of #16 or #15]      $
         18)      Present balance owing on Line of Credit           $
         19)      RESERVE POSITION (#17 minus #18)                  $

The undersigned represents and warrants that the foregoing is true, complete and correct, and that the information reflected in this Borrowing Base Certificate complies with the representations and warranties set forth in the Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:



___________________________


By: _______________________
       Authorized Signer

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                                    EXHIBIT B
                             COMPLIANCE CERTIFICATE

TO:               SILICON VALLEY BANK

FROM:             EPRISE CORPORATION

     The undersigned authorized officer of EPRISE CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the "Agreement"), (i) Borrower is in
complete compliance for the period ending         with all required covenants
except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct in all material respects as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The Officer expressly acknowledges that no borrowings may be requested by the Borrower at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that such compliance is determined not just at the date this certificate is delivered.

     Please indicate compliance status by circling Yes/No under "Complies" column.

Reporting Covenant                          Required                                Complies

Monthly financial statements
 & CC Monthly within 25 days                  Yes                                          No

Annual (CPA Audited)                FYE within 120 days                             Yes    No
Monthly BBC & A/R Agings            Monthly within 25 days (when borrowing)         Yes    No

         Financial Covenant                          Required          Actual           Complies

         Maintain on a Monthly Basis:

         Minimum Adjusted Quick Ratio                1.50:1.0          ____:1.0           Yes No
         Minimum Tangible Net Worth         $3,500,000 thru 3/31/99;   $_______           Yes No
                                            $1,750,000 thru 6/30/99;
                                            $1,400,000 thru 9/30/99;
                                            $1,000,000 thereafter




Comments Regarding Exceptions:

Sincerely,

_______________________    Date:_______________
SIGNATURE

__________________________
TITLE